Exhibit 1.01

Quad/Graphics, Inc.
Conflict Minerals Report
for the Year Ended December 31, 2016

This conflict minerals report for the year ended December 31, 2016, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the "Rule").

I.	Introduction

Quad/Graphics, Inc. (the "Company" or "we," "our" or "us") is a leading global provider of print and marketing services. In the vast majority of our business, conflict minerals have not been found to be necessary to the production of any product manufactured or contracted to be manufactured by the Company. However, one of our subsidiary companies, Quad/Tech, Inc. ("QuadTech"), manufactures printing equipment and related products. Certain of the products manufactured by QuadTech contain materials or components that use tin, tantalum, tungsten and/or gold ("3TG").

The Company is far removed from the sources of ore from which these 3TG are produced and the smelters/refiners that process those ores; our efforts undertaken to identify the country(ies) of origin of those ores as described in this Conflict Minerals Report reflect our circumstances and position in the supply chain. We believe the amount of information that is available globally on the traceability and sourcing of these ores is limited at this time.

II.	Reasonable Country of Origin Inquiry

We designed a country of origin inquiry for products manufactured by QuadTech to provide a reasonable basis for us to determine whether we source 3TG from the Democratic Republic of the Congo or an adjoining country (the "Covered Countries"). There are many tiers of suppliers between QuadTech and the smelters and refiners who process 3TG. The number of tiers depends on the components provided to us by suppliers. Therefore, it is inherently difficult to ascertain the ultimate source of 3TG contained in the products we manufacture or contract to manufacture.

We rely on our direct suppliers to provide information on the origin of 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower-tier suppliers. We asked our direct suppliers of material that could potentially contain 3TG to provide answers to our Supply Chain Compliance Questionnaire, which we adapted from the Conflict-Free Sourcing Initiative's Conflict Minerals Reporting Template (the "Template") to reflect the Company's position on the supply chain. The Template is generally regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide.

We received responses to the Supply Chain Compliance Questionnaire from approximately 85% of the surveyed suppliers, which represented approximately 85% of QuadTech's calendar year 2016 applicable supplier expenditures. We reviewed the responses both for completeness and internal consistency of the responses contained in each questionnaire. Where necessary, we required suppliers to provide corrections and clarifications to correct any internal inconsistencies in the responses contained in their respective questionnaires.

As such, we believe we conducted our country of origin inquiry in good faith and that our process was reasonably designed to allow us to make our determination.

After reviewing the results of our reasonable country of origin inquiry, we determined that we had reason to believe that some of the 3TG necessary for the functionality or production of QuadTech's products may have originated in a Covered Country during calendar year 2016, all within the meaning of the Rule. Therefore, we determined that the Rule required that we exercise due diligence regarding the source of such 3TG.

III.	Design of Due Diligence Measures

We designed our overall conflict minerals due diligence procedures based on the framework of the Organisation for Economic Co-operation and Development ("OECD") for conducting due diligence regarding the source and chain of custody of conflict minerals. This framework is found in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the related supplements on tin, tantalum, tungsten and gold.

IV.	Due Diligence Measures Performed by the Company

Consistent with the due diligence framework discussed above, we perform the following due diligence measures over our conflict minerals supply chain.

Company Management Systems. As necessary, we establish and strengthen our internal management systems in support of our due diligence efforts:

•	We adopted a company-wide Policy on Conflict Minerals (our "Conflict Minerals Policy") that can be located on our website at www.qg.com/pdfs/supplier-information/ConflictMinerals.pdf.

•
We continue to work toward establishing better controls and transparency over our conflict minerals supply chain by increasing awareness internally, specifically within the Purchasing Department, making Conflict Minerals-related expectations a part of regular company communications.

Supply Chain Risk Assessment. As discussed above, our supply chain is complex, with many tiers of suppliers between us and the smelters and refiners. As a result, we use a risk-based approach to carrying out our due diligence, focusing our efforts where we believe the risk is most prevalent. This approach begins with assessing the risk in our supply chain.

•
First, we attempt to identify, to the best of our efforts, the smelters and refiners that may have processed the 3TG in our products and the countries of origin of such minerals. Because we do not have a direct relationship with smelters or refiners, we rely on information provided by our suppliers to determine the smelters and refiners in our supply chain.

•
Next, we attempt to identify the risk associated with each smelter or refiner, based on participation with third-party audit programs like the Conflict-Free Sourcing Initiative's Conflict-Free Smelter Program ("CFSP") and other publicly available information. We are largely unable to assess smelters and refiners directly because we have no direct relationship with them.

Risk Management. Once we identify the risks in our supply chain, we undertake a systematic approach to managing that risk.

•	We report any suppliers using high-risk smelters or refiners to Company management.

•	We devise and implement a risk management plan specific to the individual supplier's circumstances. Such plans typically include greater engagement with the supplier.

•	We continue to monitor the supplier for compliance, as necessary.

Support for Independent Third-Party Audit Programs. As mentioned above, because we lack a direct relationship with the smelters and refiners in our supply chain, we have little opportunity to assess smelters' and refiners' due diligence practices directly. Nevertheless, we support third-party audit programs like the CFSP through our own procurement practices and by encouraging our direct suppliers to source only from smelters and refiners verified by such programs.

Report on Supply Chain Due Diligence. Consistent with our framework and our obligations under the Rule, we file this Report on an annual basis to make our due diligence efforts public.

V.	Due Diligence Results

The large majority of the responses we received pursuant to the due diligence process provided data at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly related to a part number that the supplier supplies to us. Additionally, some suppliers were otherwise unable to specify the smelters or refiners used for components supplied to us.

However, based on information we obtained, we believe that, to the best of our knowledge, the smelters and refiners listed in Annex I to this Report may have been used to process the 3TG contained in the products manufactured by QuadTech. Based on the information we obtained as well as information from the Conflict-Free Sourcing Initiative and other sources, we believe that, to the best of our knowledge, the countries of origin for the 3TG contained in the products manufactured by QuadTech include the countries listed in Annex II to this Report, as well as scrap and recycled sources. Additionally, we cross-checked the list of smelters and refiners in Annex I with the list of smelters and refiners who are compliant with the Conflict-Free Sourcing Initiative's CFSP.

Of the surveys received, thirty-two indicated that their supply chains include material sourced from covered countries. Of those thirty-two responses:

•
Twenty-seven suppliers listed the same smelter for tin and/or tantalum, Phoenix Metal Ltd., Rwanda. This smelter was listed in Active status on the Conflict Free Sourcing Initiative website in 2016, indicating that they have committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs. However, our due diligence uncovered that this smelter is no longer in operation and therefore no longer listed in Active status on the Conflict Free Sourcing Initiative website, and will be removed from future versions of the Template. For these suppliers, we will notify them of our findings and ask them to provide accurate information on their current smelters.

•
The remaining five suppliers listed the same smelter for gold, Universal Precious Metals, Zambia. This smelter is not listed in Active nor Compliant status on the Conflict Free Sourcing Initiative website. For these five suppliers, we will notify them of our findings, reiterate our Conflict Minerals Policy regarding the use of audited smelters and refiners, and ask those suppliers to review their processes for supplier due diligence.

VI.	Actions to Improve Our Due Diligence

During calendar year 2016, we continued to support the following improvements to our due diligence processes:

•	maintained communication of expectations with internal stakeholders;

•	confirmed our approach to Conflict Minerals reporting;

•	continued reviewing those in our supply chain that may have provided 3TG materials; and

•	maintained tools and processes to better track the progress of suppliers in the Reasonable Country of Origin Inquiry ("RCOI") and due diligence processes.

In calendar year 2017, we will continue to review our due diligence processes for improvement opportunities.

Annex I

Listing of Smelters and Refiners

Mineral	Smelter/Refiner	Location
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co Ltd	JAPAN
Gold	ASARCO Incorporated	UNITED STATES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres & Metaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining Co Ltd	JAPAN
Gold	Codelco - Corporation Nacional Del Combre	CHILE
Gold	Daejin Indus Co. Ltd	REPUBLIC OF KOREA
Gold	Daye Nonferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	REPUBLIC OF KOREA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gannon & Scott	UNITED STATES
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Gold Silver Refinery of China	CHINA
Gold	Guangdong Gaoyao Co	CHINA
Gold	Gujarat Gold Center	INDIA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Ltd.	CHINA
Gold	Ishifuku Metal Industry Co Ltd.	JAPAN

Mineral	Smelter/Refiner	Location
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Johnson Matthey Gold & Silver Refining Inc.	UNITED STATES
Gold	Johnson Matthey plc	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co Ltd	JAPAN
Gold	Kaloti Jewellery Group	UNITED ARAB EMIRATES
Gold	Kazakhmys plc	KAZAKHSTAN
Gold	KazZinc	KAZAKHSTAN
Gold	Kennecott Utah Copper Corporation	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Zinc Co. Ltd.	REPUBLIC OF KOREA
Gold	Kovohutĕ Příbram Nastupnicka, A.S.	CZECH REPUBLIC
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-Nikko Copper Inc.	REPUBLIC OF KOREA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co.	JAPAN
Gold	MMTC-PAMP India Pvt. Ltd	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery Ltd	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Mineral	Smelter/Refiner	Location
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	Sempsa Joyería Platería S.A.	SPAIN
Gold	Shandong Gold Group Co Ltd	CHINA
Gold	Shandong Yanggu Xiangguang Co. Ltd.	CHINA
Gold	Shandong Zhaojin Gold and Silver Refinery Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling Nonferrous Metals Group Holdings Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Zhaoyuan Gold Co.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	ABS Industrial Resources Ltd	UNITED KINGDOM
Tantalum	Advanced Metallurgical Group	UNITED STATES
Tantalum	AMG Advanced Metallurgical Group NV	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum & Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tantalum	Global Advanced Metals Pty Ltd	JAPAN
Tantalum	Global Advanced Metals Pty Ltd	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck (Thailand) Company Ltd.	THAILAND
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Mineral	Smelter/Refiner	Location
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Jinxin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	JiuJiang Tanbre's Smeltery	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JX Nippon Mining & Metals Co Ltd	JAPAN
Tantalum	Kemet Blue Powder	MEXICO
Tantalum	Kemet Corp.	UNITED STATES
Tantalum	King-Tan Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co.	JAPAN
Tantalum	Molycorp Silmet	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Phoenix Metal Ltd.	RWANDA
Tantalum	Plansee Group	AUSTRIA
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry	CHINA
Tantalum	Solikamsk Magnesium Works	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Treibacher Industrie AG	AUSTRIA
Tantalum	Ulba Metallurgical Plant	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide Group Co., Ltd.	CHINA
Tin	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Tin	Alpha	UNITED STATES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Complejo Metalurgico Vinto S.A.	BOLIVIA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CSC Pure Technologies	RUSSIAN FEDERATION
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA

Mineral	Smelter/Refiner	Location
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan Qiandao Tin Co., Ltd	CHINA
Tin	Dowa	JAPAN
Tin	EFD INC.	UNITED STATES
Tin	Electroloy Metal Pte	SINGAPORE
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Global Advanced Metals Pty Ltd	AUSTRALIA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Guixi Sanyuan Smelting Chemistry CO., Ltd	CHINA
Tin	Heraeus Materials Technology GmbH & Co. KG	SINGAPORE
Tin	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tin	Hezhou Jinwei Tin Co., Ltd	CHINA
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Hyundai-Steel	REPUBLIC OF KOREA
Tin	Japan New Metals Co., Ltd.	JAPAN
Tin	Jean Goldschmidt International SA	BELGIUM
Tin	Jiangxi Copper Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	JX Nippon Mining & Metals Co Ltd	JAPAN
Tin	Kovohutĕ Příbram Nastupnicka, A.S.	CZECH REPUBLIC
Tin	Kunshan Chengli Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corp (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Mitsui Mining and Smelting Co.	JAPAN
Tin	Nippon Micrometal Corp.	JAPAN
Tin	Novosibirsk	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PBT	FRANCE
Tin	Phoenix Metal Ltd.	RWANDA
Tin	Poongsan Corporation	REPUBLIC OF KOREA
Tin	POSCO	REPUBLIC OF KOREA
Tin	Primeyoung Metal Ind. (Zhuhai) Co., Ltd	CHINA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA

Mineral	Smelter/Refiner	Location
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Billiton Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Donna Kembara Jaya	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Pure Technology	RUSSIAN FEDERATION
Tin	Resind Indústria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Senju Metal Industry Co., Ltd.	BOLIVIA
Tin	Senju Metal Industry Co., Ltd.	MALAYSIA
Tin	SGS	BOLIVIA
Tin	Shangrao Xuri Smelting Factory	CHINA
Tin	Shaoxing Tianlong Tin Materials Co., Ltd	CHINA
Tin	Shenzhen Anchen Tin Co., Ltd	CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Solikamsk Magnesium Works	RUSSIAN FEDERATION
Tin	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tin	TaeguTec Ltd.	SOUTH KOREA
Tin	Technic Inc.	UNITED STATES
Tin	Thai Nguyen Nonferrous Metal Co.	VIETNAM
Tin	Thaisarco	THAILAND
Tin	TongLing Nonferrous Metals Group Holdings Co., Ltd.	CHINA
Tin	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Tin	Vale Inco, Ltd.	CANADA
Tin	VQB Mineral and Trading Group JSC	VIETNAM

Mineral	Smelter/Refiner	Location
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.	CHINA
Tin	Yunnan Tin Co., Ltd	CHINA
Tin	Zhongshan Jinye Smelting Co., Ltd	CHINA
Tungsten	A.L.M.T corp	JAPAN
Tungsten	Air Products	UNITED STATES
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	ATI Metalworking Products	UNITED STATES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Minmetals Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Sinda W&Mo Co. Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	GuangDong XiangLu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	H.C. Stark Group	GERMANY
Tungsten	Hunan Chuangda Metallurgy Group Co. Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Izawa Metal Co., Ltd	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangsu Hetian Technological Material Co., Ltd	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Tungsten Co.,Ltd	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiujiang Tanbre Co., Ltd.	CHINA
Tungsten	JX Nippon Mining & Metals Co Ltd	JAPAN
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Inc.	UNITED STATES
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Materion	UNITED STATES
Tungsten	Mitsubishi Materials Corporation	JAPAN
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining PVT LTD	UNITED STATES
Tungsten	North American Tungsten	CANADA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM

Mineral	Smelter/Refiner	Location
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tungsten	TaeguTec Ltd.	SOUTH KOREA
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM
Tungsten	Voss Metals Company, Inc.	UNITED STATES
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhangyuan Tungsten Co.,Ltd	CHINA
Tungsten	Zhuzhou Cement Carbide Group Co., Ltd.	CHINA
Tungsten	Zhuzhou Cement Carbide Group Co., Ltd.	CHINA
Tungsten	Zigong Cemented Carbide Co., Ltd.	CHINA

Annex II

List of Countries of Origin for 3TG

AUSTRALIA
AUSTRIA
BELGIUM
BOLIVIA
BRAZIL
CANADA
CHILE
CHINA
CZECH REPUBLIC
ESTONIA
FRANCE
GERMANY
HONG KONG
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KYRGYZSTAN
MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
MALAYSIA
MEXICO
NETHERLANDS
PERU
PHILIPPINES
POLAND
REPUBLIC OF KOREA
RUSSIAN FEDERATION
RWANDA
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SWEDEN
SWITZERLAND
TAIWAN
THAILAND
TURKEY
UNITED ARAB EMIRATES
UNITED KINGDOM
UNITED STATES
UZBEKISTAN
VIETNAM
ZAMBIA
ZIMBABWE